For Immediate Release
January 18, 2007

AJS BANCORP, INC. ANNOUNCES YEAR END EARNINGS AND A CASH
DIVIDEND OF $0.11 PER SHARE

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $169,000 for the quarter ended December 31, 2006 as compared to $144,000 for the same quarter in 2005. Basic and diluted earnings were $0.08 per share for the quarter ended December 31, 2006 compared to basic and diluted earnings of $0.07 per share for the quarter ended December 31, 2005. The increase in net income primarily resulted from a decrease in non-interest expense and a decrease in income tax expense.

Also, the Company’s Board of Directors announced today that it has declared a quarterly dividend of $0.11 cents per share. The dividend is payable on February 23, 2007, to stockholders of record on February 9, 2007. AJS Bancorp, MHC (the “MHC”) intends to waive 100% of the quarterly dividend due on its 1,227,554 shares. At December 31, 2006, the Company held cash totaling $43.8 million. At December 31, 2006 the Bank’s tier 1 capital as well as its tangible capital ratio was 10.6%, and its risk-based capital ratio was 23.7%.

Net income for the year ended December 31, 2006 was $911,000 compared to net income of $1.1 million for the year ended December 31, 2005. Basic and diluted earnings were $0.43 per share for the year ended December 31, 2006 compared to basic earnings of $0.51 per share and diluted earnings of $0.50 per share for the year ended December 31, 2005. As discussed in more detail below, the decrease in net income for the comparative twelve-month period primarily reflects a decrease in net interest income after provision for loan losses, offset by a decrease in non-interest expense. Non-interest income remained fairly stable during the year. All information except for the year ended December 31, 2005 is unaudited.

Total assets as of December 31, 2006 were $266.5 million, an increase of $8.6 million or 3.3% from $257.9 million at December 31, 2005. The increase was primarily due to an increase in cash and cash equivalents offset by decreases in certificate of deposits, securities, loans receivable, and Federal Home Loan Bank (FHLB) stock. Certificate of deposits decreased $3.1 million or 36.0% to $5.5 million at December 31, 2006 from $8.6 million at December 31, 2005. The decrease was primarily due to the certificates maturing and not being replaced. Securities decreased $2.5 million or 3.6% to $69.0 million at December 31, 2006 from $71.5 million at December 31, 2005. Loans receivable decreased $13.4 million or 8.8% to $138.4 million at December 31, 2006 from $151.8 million at December 31, 2005. FHLB stock decreased $966,000 or 28.3% to $2.4 million at December 31, 2006 from $3.4 million at December 31, 2005. The Company continued to decrease its investment in FHLB. There was no gain or loss on the sale of the FHLB stock. The change in the Company’s asset composition reflects management’s decision to have greater liquidity during the current flat interest rate environment.

Total deposits increased $11.8 million or 6.2% to $202.2 million at December 31, 2006 from $190.4 million at December 31, 2005. The increase was primarily in certificates of deposit. FHLB advances decreased to $28.8 million at December 31, 2006 from $32.8 million at December 31, 2005. The decrease was due to the advances maturing and not being replaced.

The Company had non-performing assets of $540,000 as of December 31, 2006 and $394,000 as of December 31, 2005. The allowance for loan losses totaled $1.6 million at December 31, 2006 and $1.7 million at December 31, 2005. This represents a ratio of the allowance for loan losses to gross loans receivable of 1.16% at December 31, 2006 and 1.11% at December 31, 2005.

Total stockholders’ equity increased $481,000 to $28.7 million at December 31, 2006 from $28.2 million at December 31, 2005. The increase in stockholders’ equity during the past twelve months primarily resulted from net income of $911,000, as well as an increase in other comprehensive income due to the increased market value of the available for sale securities portfolio. These increases were partially offset by the repurchase of shares of the Company’s stock during the twelve months ended December 31, 2006. In addition, during the year the Company declared and paid three quarterly dividends of $0.10 cents per share, and one quarterly dividend of $0.11 cents per share. With the non-objection of the Office of Thrift Supervision (“OTS”) AJS Bancorp, MHC (the “MHC”) waived 100% of the quarterly dividend due on its 1,227,554 shares. The Company has requested and received a non-objection letter from the OTS on the waiver of the next three regular quarterly dividend payments due on the MHC shares.

INCOME INFORMATION -THREE MONTH PERIODS ENDED DECEMBER 31, 2006 AND 2005:

Net interest income decreased by $41,000 or 2.5% to $1.6 million for the quarter ended December 31, 2006 when compared to the same quarter in 2005. The decrease in net interest income was primarily due to an increase in the average outstanding balances of interest-bearing liabilities growing faster than the increase in interest-earning assets, as well as the increase in the average cost of interest-bearing liabilities. The average interest-earning assets to average interest-bearing liabilities decreased to 111.12% for the three months ended December 31, 2006 compared to 112.81% for the three months ended December 31, 2005. Average interest earning assets were $253.9 million and $251.7 million during the comparative 2006 and 2005 quarters while the average yield was 5.62% and 5.11%, respectively. Average interest-bearing liabilities were $228.5 million and $223.1 million during the comparative 2006 and 2005 quarters while the average cost was 3.30% and 2.81%, respectively. Our net interest rate spread increased 2 basis points to 2.32% from 2.30% while our net interest margin increased 3 basis points to 2.65% from 2.62%.

There were no provisions for loan losses during the three months ended December 31, 2006 compared to a negative provision for loan losses of $1,000 for the three months ended December 31, 2005. There were no loan loss recoveries during the three months ended December 30, 2006, and $1,000 in recoveries during the three months ended December 31, 2005. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses known and inherent in our loan portfolio. At this time, management felt no additional provisions were necessary. Should any unforeseen risks present themselves however, management may need to increase this provision in the future.

Non-interest income decreased $7,000 to $223,000 for the quarter ended December 31, 2006 from $230,000 for the comparable quarter in 2005. Insurance commissions decreased $13,000 or 25.5% to $38,000 for the quarter ended December 31, 2006 when compared to the same quarter in 2005. The decrease was offset by an increase in other non-interest income items totaling $11,000 or 22.5% to $60,000 for the comparable quarter. The decrease in insurance commissions is due to lower sales of variable and fixed-rate annuities. Other non-interest income increased primarily due to increases in rental income and in gain on loans designated for sale.

Non-interest expense decreased $41,000 to $1.6 million for the quarter ended December 31, 2006. The decrease primarily reflects a decrease in occupancy expense offset by an increase in advertising and promotion costs. Occupancy expense decreased $62,000 or 23.0% for the quarter ended December 31, 2006 when compared the same quarter in 2005. The decrease reflects the Company’s successful protest of the real estate tax assessment and the resulting refund of real estate taxes received during the quarter ended December 31, 2006. Advertising and promotion costs increased due to an increase in the placement of newspaper and radio ads.

Our federal and state taxes decreased $33,000 to $92,000 for the quarter ended December 31, 2006 from $125,000 during the same period of 2005. This is primarily due to the upward revision of the tax accrual estimate during the quarter ended December 31, 2005. The Company increased its tax accrual based on revisions to certain estimated deferred and permanent tax items from what had been estimated in previous 2005 quarters.

INCOME INFORMATION - YEAR ENDED DECEMBER 31, 2006 AND 2005:

Net interest income decreased by $353,000 or 5.1% to $6.6 million for the year ended December 31, 2006 from $6.9 million for the same period in 2005. Average interest earning assets were $250.8 million and $256.0 million during the comparative 2006 and 2005 twelve-month periods while the average yield was 5.42% and 5.06%, respectively. Our net interest rate spread decreased 9 basis points to 2.32% from 2.41% while our net interest margin decreased 6 basis points to 2.65% from 2.71%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 111.97% for the year ended 2006 from 112.45% for the year ended December 31, 2005. The decrease in our net interest rate spread and net interest margin reflects the fact that during the year ended December 31, 2006 the cost of average interest-bearing liabilities increased at a faster pace than the yield earned on interest-earning assets.

There was a negative provision for loan losses of $28,000 for the twelve months ended December 31, 2006 compared to a negative loan loss provision of $130,000 for the twelve months ended December 31, 2005. There were $28,000 in loan loss recoveries during the twelve months ended December 31, 2006, and $55,000 in recoveries during the twelve months ended December 31, 2005. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the twelve months ended December 31, 2006 or 2005. Management’s evaluation of the losses inherent in our loan portfolio reflected a decreased risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the twelve months ended December 31, 2006 and 2005. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased marginally to $939,000 for the year ended December 31, 2006 from $936,000 for the year ended 2005. Insurance commission income decreased $7,000 for the year ended December 31, 2006 when compared to the year ended December 31, 2005, while other non-interest income increased $15,000 for the year ended December 31, 2006 when compared to the year ended December 31, 2005. The increase in other non-interest income is primarily due to an increase in the gain on loans designated for sale and an increase in rental income offset by a decrease in the profit on the sale of fixed assets. Gain on the sale of loans increased as the Company sold more fixed-rate mortgage loans into the secondary market than it sold during 2005. During the quarter ended December 31, 2006 the Company made a decision at this time to maintain new loans originated in its portfolio instead of selling them to the secondary market. The Company has retained the servicing on loans sold in the past. Rental income increased primarily due to the occupancy of a previously vacant rental unit, and the upward revision of the monthly rent charged on the units. Profit on the sale of fixed assets decreased due to the sale of a Company automobile in 2005.

Non-interest expense decreased $112,000 to $6.1 million for the year ended December 31, 2006 compared to $6.2 million for the same period in 2005. The decrease was primarily due to an $82,000 decrease in advertising and promotion costs, a $47,000 decrease in occupancy costs and a $24,000 decrease in data processing costs. These decreases were offset by a $62,000 increase in other non-interest expense items. Advertising and promotion costs decreased due to a reduction in budgeted spending in this area for the 2006 year compared to the 2005 year. Occupancy costs decreased primarily due to lower real estate taxes and decreases in depreciation costs as assets reached their fully depreciated status during the twelve months ended December 31, 2006. In addition, other office building expenses decreased due to the cost of real estate appraisals being performed on the three office properties during the twelve months ended December 31, 2005. Data processing costs decreased primarily due the Company using a lower-cost provider for the coding of the checks, as well as the Company realizing a one-time savings on bundled purchases of software packages. Other non-interest expenses increased primarily due to an increase in cash station expenses, bank service charges and auto expenses. Cash station expenses increased due to increases in the billings received from our cash station provider. Bank service charges increased due to the Company’s decision to reduce its excess cash held at our correspondent bank. This allowed the Company to invest those funds in higher yielding investments, but also caused the increase in service charges. Auto expense increased in conjunction with the approval of the auto lease coverage for the President of the Company.

Our federal and state taxes decreased $154,000 to $540,000 for the year ended December 31, 2006 from $694,000 during the same period of 2005. This is primarily the result of lower pre-tax income for the twelve months ended December 31, 2006 compared to the previous year.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”, “should”, “planned”, “estimated” and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	31-Dec-06	31-Dec-05
ASSETS

Cash and due from financial institutions	$36,617	$14,776
Federal funds sold	7,231	454
TOTAL CASH AND CASH EQUIVALENTS	43,848	15,230

Certificates of Deposit	5,490	8,584
Securities	68,978	71,534
Loans receivable net of allowance for loan loss
of $1,619 at December 31, 2006, and $1,701
at December 31, 2005.	138,377	151,768
Federal Home Loan Bank Stock	2,450	3,416
Premises and equipment	4,342	4,541
Accrued interest receivable & other assets	3,012	2,832
TOTAL ASSETS	$266,497	$257,905

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	202,176	$190,407
Federal Home Loan Bank advances	28,750	32,750
Advance payments by borrowers for taxes
and insurance	1,655	1,746
Accrued expenses and other liabilities	5,183	4,750

TOTAL LIABILITIES	237,764	229,653
TOTAL EQUITY	28,733	28,252
TOTAL LIABILITIES AND SHAREHOLDER'S
EQUITY	$266,497	$257,905

	31-Dec-06	31-Dec-05
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$9,250	$9,127
Securities	2,874	2,682
Interest earning deposits & other	1,227	1,075
Federal funds sold	238	64
TOTAL INTEREST INCOME	13,589	12,948

INTEREST EXPENSE ON DEPOSITS
Deposits	5,736	4,606
Federal Home Loan Bank & Other	1,281	1,417
Total Interest Expense	7,017	6,023
NET INTEREST INCOME	6,572	6,925
Provision for loan losses	(28)	(130)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	6,600	7,055

NON-INTEREST INCOME
Insurance commissions	188	195
Service charges on accounts	509	514
Other	242	227
TOTAL NON-INTEREST INCOME	939	936

NON-INTEREST EXPENSE
Salaries and employee benefits	3,460	3,481
Occupancy	850	897
Advertising & promotion	322	404
Data processing	368	392
Other	1,088	1,026
TOTAL NON-INTEREST EXPENSE	6,088	6,200

INCOME BEFORE INCOME TAXES	1,451	1,791
Income tax expense	540	694
NET INCOME	$911	$1,097

Earnings per share, basic	$0.43	$0.51
Earnings per share, diluted	$0.43	$0.50

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 12/31/06
(unaudited)
	For the Three	For the Three
	Months ended	Months ended
	12/31/2006	12/31/2005
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,283	$2,236
Securities	781	709
Interest earning deposits & other	407	244
Federal Funds Sold	94	27
TOTAL INTEREST INCOME	3,565	3,216

INTEREST EXPENSE ON DEPOSITS
Deposits	1,645	1,227
Federal Home Loan Bank & Other	314	342
Total Interest Expense	1,959	1,569
NET INTEREST INCOME	1,606	1,647
Provision (recovery) for loan losses	0	(1)
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	1,606	1,648

NON-INTEREST INCOME
Insurance commissions	38	51
Service charges on accounts	125	130
Other	60	49
TOTAL NON-INTEREST INCOME	223	230

NON-INTEREST EXPENSE
Salaries and employee benefits	876	876
Occupancy	208	270
Advertising & promotion	116	87
Data processing	92	98
Other	276	278
TOTAL NON-INTEREST EXPENSE	1,568	1,609

INCOME BEFORE INCOME TAXES	261	269
Income Tax Expense	92	125
NET INCOME	$169	$144

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	December 31, 2006	December 31, 2005
	(In thousands)
Selected Financial Highlights:
Total assets	$266,497	$257,905
Loans receivable, net	138,377	151,768
Securities	68,978	71,534
Deposits	202,176	190,407
Federal Home Loan Bank advances	28,750	32,750
Stockholders' equity	28,733	28,252

Book value per share (1)	13.56	13.15

Number of shares outstanding (2)	2,119,719	2,147,807

	Three months ended	Three months ended
	December 31, 2006	December 31, 2005
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$3,565	$3,216
Total interest expense	1,959	1,569
Net interest income	1,606	1,647
Provision for loan losses	0	(1)
Net interest income after provision
for loan losses	1,606	1,648
Noninterest income	223	230
Noninterest expense	1,568	1,609
Income before taxes	261	269
Income tax provision	92	125
Net income	169	144

Earnings per share, basic and diluted	$0.08	$0.07

	Three months ended	Three months ended
	December 31, 2006	December 31, 2005

Selected Operating Ratios:
Return on average assets	0.26%	0.22%
Return on average equity	2.35%	2.03%
Interest rate spread during the period	2.32%	2.30%
Net interest margin	2.65%	2.62%
Average interest-earning assets to average interest-
bearing liabilities	111.12%	112.81%
Efficiency ratio (3)	85.73%	85.72%

	For the year ended	For the year ended
	December 31, 2006	December 31, 2005
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$13,589	$12,948
Total interest expense	7,017	6,023
Net interest income	6,572	6,925
Provision for loan losses	(28)	(130)
Net interest income after provision
for loan losses	6,600	7,055
Noninterest income	939	936
Noninterest expense	6,088	6,200
Income before taxes	1,451	1,791
Income tax provision	540	694
Net income	911	1,097

Earnings per share, basic	$0.43	$0.51
Earnings per share, diluted	$0.43	$0.50

	Twelve months ended	Twelve months ended
	December 31, 2006	December 31, 2005

Selected Operating Ratios:
Return on average assets	0.35%	0.42%
Return on average equity	3.22%	3.75%
Interest rate spread during the period	2.32%	2.41%
Net interest margin	2.65%	2.71%
Average interest-earning assets to average interest-
bearing liabilities	111.97%	112.45%
Efficiency ratio (3)	81.05%	78.87%

	As of	As of
	December 31, 2006	December 31, 2005
Asset Quality Ratios:
Non-performing assets to total assets	0.20%	0.15%
Allowance for loan losses to non-performing loans	299.81%	431.73%
Allowance for loan losses to loans receivable, gross	1.16%	1.11%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.